SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 11, 2008

Date of Report

June 9, 2008

(Date of earliest event reported)

HOTGATE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-129388	71-098116
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Room 1602, Aitken Vanson Centre, 61 Hoi Yuen Road,

Kwun Tong, Kowloon,   Hong Kong.

(Address of principal executive offices, including zip code)

+(852) 22700660

(Registrant’s telephone number, including area code)

RNS SOFTWARE, INC.

2197 West 2nd Avenue, Suite 103,Vancouver, B.C. , Canada  V6K 1H7

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.03

 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

The following corporate actions were unanimously authorized and approved by the written consent of the Board of Directors of the Company and by the written majority consent of holders collectively entitled to vote.

1.

The approval of an amendment (the “Name Change Amendment”) to the Company’s Articles of Incorporation to change the name of the Company to “Hotgate Technology, Inc.”

2.

The approval of an amendment (the “Capital Increase Amendment”) to the Company’s Articles of Incorporation to increase the number of authorized shares of the capital stock of the Company to 300,000,000 shares.

ITEM 8.01

 OTHER EVENTS

On June 9, 2008, the Company effected a 2.5 for one forward split of all shares of the Company’s common stock (the “Forward Split”). The Forward Split was approved by the Board of Directors of the Company and by the written majority consent of shareholders collectively entitled to vote.

The Company received a new trading symbol of HTGT on June 9th and will hereinafter be referred to as Hotgate Technology, Inc.

ITEM 9.01

 FINANCIAL STATEMENTS AND EXHIBITS

Ex. 3(i)

Articles of Incorporation Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2008

Hotgate Technology, Inc.

By:	/s/ Alex Koo
Alex Koo
Director